Exhibit 99.1

HF Sinclair Provides Leadership Update

Steven Ledbetter Appointed President and Chief Operating Officer

Valerie Pompa Appointed President, Growth, Technology and Transformation

DALLAS – July 8, 2026 – HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the

“Company”) announced the following leadership updates:

•	Steven Ledbetter, previously Executive Vice President, Commercial, has been appointed President and Chief Operating Officer.

•	Valerie Pompa, previously Executive Vice President, Operations, has been appointed President, Growth, Technology and Transformation.

HF Sinclair’s Chief Executive Officer, Franklin Myers, commented, “These appointments are an important step forward as we position HF Sinclair for long-term success. Steve’s commercial and operational experience from his long tenure in the energy industry along with his deep knowledge of our integrated value chain will be invaluable as we sharpen execution and drive continued value creation. In this new capacity, Steve will be responsible for overseeing the Company’s operations and commercial organizations while advancing our strategic priorities, including improving safety and reliability, enhancing cost efficiency and unlocking value across our integrated platform.”

Mr. Myers continued, “Valerie is a highly respected leader who has consistently demonstrated strong operational judgment and driven improvements in our turnarounds and project execution capabilities. In her new role, she will lead our enterprise-wide growth and transformation priorities, including overseeing our technology strategy and deployment.”

Matthew Joyce will continue in his role as Senior Vice President, Lubricants & Specialties and report directly to Mr. Myers as the Lubricants & Specialties segment is a distinct, strategic segment with its own growth priorities and market dynamics.

Franklin Myers will continue to serve as Chief Executive Officer on a temporary basis, supporting continuity and alignment as we move forward.

About Steven Ledbetter

Steven Ledbetter has served as Executive Vice President, Commercial of the Company since March 2023. Prior to joining the Company, Mr. Ledbetter served as Director, President and Chief Executive Officer of Shell Midstream Partners GP LLC, the general partner of Shell Midstream Partners, L.P., from March 2021 to March 2023, where he oversaw the vision, strategy and execution of the Shell Midstream business. From April 2018 to March 2021, he served as Vice President, Commercial of Shell Midstream, leading business development, joint ventures, oil movements and portfolio activity. He served as President and Chief Executive Officer of Jiffy Lube International from October 2013 to February 2018, with responsibility for the vision, strategy, growth and profitability of the Jiffy Lube brand and network. Mr. Ledbetter joined Shell in 1999 and held roles of increasing responsibility across finance, commercial deal structuring, operations, strategy and business transformation over his 24-year tenure.

Mr. Ledbetter holds a B.B.A. in Finance and Financial Management Services from Texas A&M University.

About Valerie Pompa

Valerie Pompa has served as Executive Vice President, Operations of the Company since March 2023. Prior to then, she served as Senior Vice President, Refining Operations of a subsidiary of the Company from October 2020 to April 2023. Prior to joining the Company, she served as owner and Chief Executive Officer of VAP Business Solutions Limited, providing leadership and business consulting services across industries, including energy. Earlier in her career, Ms. Pompa served as Chief Operating Officer of ATS Industrial and held leadership roles at Flint Hills Resources, LP, spanning process engineering, operations and production optimization during her 17-year tenure.

Ms. Pompa holds a B.S. in Chemical Engineering from Trine University.

About HF Sinclair Corporation

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high quality fuels to more than 1,750 branded stations and licenses the use of the Sinclair brand to more than 350 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in HF Sinclair’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning HF Sinclair’s expectations for future results are based on forecasts for HF Sinclair’s existing operations and do not include the potential impact of any future transactions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding HF Sinclair’s plans and objectives for future operations. Although HF Sinclair believes that the expectations reflected in these forward-looking statements are reasonable, HF Sinclair cannot assure you that HF Sinclair’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the business, financial, operational and legal risks provided in the reports filed by HF Sinclair with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HF Sinclair undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HF Sinclair Corporation

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Director, Investor Relations